Exhibit 10.4

MedPro

                                 PROMISSORY NOTE
                                     Between
                          MEDPRO SAFETY PRODUCTS, INC.
                                       AND
                                  CRM COMPANIES

      $2,000,000.00                                         September 1, 2006
                                                            Lexington, Kentucky

WHEREAS, MedPro Safety Products, Inc. (the "Company"), a Delaware corporation, desires to restructure current debt and associated financial liabilities, and,

WHEREAS, CRM Companies, Inc. at 201 West Short Street, Suite 800, Lexington, KY ("CRM Companies"), has agreed to convert portions of its loans to the Company to capital stock and structure a note for the remaining amounts due from the Company; be it

RESOLVED, that the Company enter into this Promissory Note must repay CRM Companies the amount of $2,000,000 ("Principal"), and that said sum must be repaid on the date that the Company completes an equity or debt financing resulting in gross proceeds to the Company of at least $6,000,000 (the "Maturity Date");

ALSO RESOLVED, that in the event that the Company has not repaid the Principal on or prior to December 31, 2006, the Company will accrue interest on this Promissory Note in the amount of 6.0% simple interest until the Principal has been paid in full.

FINALLY RESOLVED, that if the Principal and Interest are not paid back by December 31, 2007 then a penalty of an additional interest of 10% of the Principal ("Penalty Interest") will be granted on December 31, 2007, and for 5% of the combined principal and interest outstanding every sixty (60) days thereafter for so long as the note Principal and any accrued Interest and Penalty Interest are not paid back in full.

THE TERMINATION of this agreement shall be December 31, 2008, and the note shall be callable.

THIS NOTE is in compliance with the MedPro Safety Products Boards Approval of August 24, 2006.

Agreed to this 1st day of September, 2006 by

      /s/ Walter W. Weller
--------------------------------------------
Walter W. Weller
President, MedPro, Inc.